EXHIBIT 16

March 14, 2006

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Atlantic Southern Financial Group, Inc.’s Form 8-K dated March 14, 2006, as filed on March 15, 2006, and agree with the statements made therein.

Yours truly,

/s/ Thigpen, Jones, Seaton & Co.